UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2014

Triple-S Management Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	000-49762	66-0555678
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico		00920
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-749-4949

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 9, 2014, Triple-S Management Corporation (the "Company") issued a press release announcing that the Puerto Rico Health Insurance Administration ("ASES" by its Spanish acronym) had informed Triple-S Salud, Inc., the Company’s health insurance subsidiary ("Triple-S"), of the cancellation of the request for proposals for the selection of the managed care organizations that would manage the delivery of all covered physical and behavioral health services under a capitated risk-bearing contract for all regions in the Puerto Rico Government Health Plan. The Company also announced that ASES informed Triple-S of its intention of extending the contract by which Triple-S currently administers the provision of the physical health component of the program in all of the service regions in the Commonwealth of Puerto Rico, which currently expires on June 30, 2014, for a nine-month period through March 31, 2015. Formal discussions regarding the contract extension are expected to begin the week of May 12, 2014. The Company expects the terms and conditions of the extension to be similar to those in the existing contract. In addition, ASES also indicated that a new request for proposals process will begin shortly.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple-S Management Corporation

May 13, 2014	By:	Ramón M. Ruiz Comas

Name: Ramón M. Ruiz Comas
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Triple-S Management Corporation press release dated May 9, 2014